UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2008

ARGYLE SECURITY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Concord Plaza, Suite 700
San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008, Argyle Security, Inc. (the “Company”) appointed Mr. Matthew A. Kepke as its General Counsel and Corporate Secretary.

From November 2004 to August 2008, Mr. Kepke was an associate attorney with Loeb & Loeb LLP (“Loeb”) where he was a member of the corporate law department and a member of the securities, mergers and acquisitions and corporate governance practice groups. Prior to Loeb, Mr. Kepke was an associate attorney with Jenkens & Gilchrist Parker Chapin LLP from September 2001 until November 2004 where he was a member of the corporate department and corporate finance department.

Mr. Kepke’s practice has focused on general corporate, securities and mergers and acquisitions matters, with particular emphasis on representing publicly traded U.S. and foreign based corporations. He also has experience advising clients on the Sarbanes-Oxley Act and market compliance rules. Mr. Kepke also has banking and lending experience that includes representation of commercial lenders such as commercial banks, finance companies, and borrowers in connection with a variety of financing transactions.

Other than work done for the Company as an employee of Loeb, Mr. Kepke has had no previous relationship with the Company or any of its affiliates.

Mr. Kepke shall receive an annual salary of $175,000. The Company has granted Mr. Kepke a long term incentive award on August 25, 2008 consisting of 5,000 shares of restricted stock.  One-third of the restricted stock will vest on January 1, 2009 and one third will vest on each of January 1, 2010 and 2011. Mr. Kepke will also be granted 5,000 performance units, all of which shall vest on December 31, 2010.

The Company has not entered into an employment agreement with Mr. Kepke and he has been hired as an at-will employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: August 27, 2008	By:	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer